AMENDED AND RESTATED
VARIABLE AMOUNT PROMISSORY NOTE

$17,613,338.85                                                                                                           July 1, 2010
Current Principal Balance                                                                                                                     Dallas, Texas

FOR VALUE RECEIVED, the undersigned, UMTH LENDING COMPANY, L.P., a Delaware limited partnership whose address is 1702 1301 Municipal Way, Suite 110, Grapevine, Texas 76051, (the “Borrower”), hereby makes this Amended and Restated Variable Amount Promissory Note (this “Note”) and promises to pay to the order of UNITED MORTGAGE TRUST, a real estate investment trust organized under the laws of the State of Maryland or its assigns whose address is 1301 Municipal Way, Grapevine, Texas 76051 (the “Lender”), the sum of up to Twenty-Five Million Dollars ($25,000,000.00) in principal, or, if greater or less, the aggregate unpaid principal amount outstanding under this Note, together with accrued, unpaid interest thereon, pursuant to the terms and conditions set forth in this Note.  All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender.

This Note supercedes and replaces, and amends and restates in its entirety, that certain Variable Amount Promissory Note dated December 31, 2007, in the initial principal amount of $1,848,000 (the “Original Note”).

1.           Purpose and Nature of Obligations

Borrower and Lender are presently parties to a certain recourse agreement which is described in Exhibit A hereto and which is hereby affirmed by Borrower, including all amendments, renewals and extensions thereof, pursuant to which the Borrower is directly liable to pay to Lender any deficiency arising under any interim mortgage loans sold by the Borrower to the Lender (each a “Deficiency Obligation”).

The purpose of this Note is to evidence Borrower’s obligations to the Lender for existing and future Deficiency Obligations under the agreement referenced above.

The principal balance of this Note shall be increased on a monthly basis by a) the amount of any Deficiency Obligations arising during the prior month; and b) the amount of any accrued and unpaid interest on the outstanding principal balance.

The amounts owing to Lender shall fluctuate from time to time and the indebtedness evidenced by this Note is a revolving loan. The amount of Borrower’s obligations under this Note shall be as conclusively indicated in the Lender’s records.

2.           Payment

Borrower shall repay the principal balance of this Note that is outstanding from time to time in equal quarterly payments of principal and interest commencing on July 1, 2010 and on the first day of September 2010 and the first day of January, April, July and October of 2011 and of each succeeding year based upon a fifteen (15) year amortization of the principal balance as reflected on the books and records of the Lender from time to time, plus accrued interest, until paid in full in accordance with the terms of this Note.

Notwithstanding anything to the contrary, subject to the above provisions of this Note requiring scheduled payments during the term hereof and further subject to any permitted acceleration of this Note, this Note shall mature, and all outstanding principal and unpaid accrued interest under this Note shall be due and payable in full, on or before 5:00 P.M., Dallas, Texas time on June 30, 2015 (the “Maturity Date”).

Borrower shall pay all amounts owing hereunder for principal and interest promptly on the date due for each such payment as herein required (time being of the essence), at the address of Lender designated for such payment whether or not Lender has authorized payment by mail or any other manner.  Any payment made by mail will be deemed tendered and received only upon actual receipt.  Borrower hereby expressly assumes all risk of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

Borrower may prepay this Note, or any portion of this Note, at any time and from time to time, without the payment of any fee or penalty.  Any prepayments shall be applied to the next scheduled payments hereunder.

3.           Interest

Prior to the Maturity Date, interest will accrue on the unpaid balance of principal outstanding at any time and from time to time at a rate of interest of six percent (6%) per annum.

All interest shall be calculated on the basis of a 360-day year for the actual number of days the principal or any part thereof remains unpaid.  The amount of any payment shall first be applied to the payment of any interest which is due.

4.           Default

The occurrence of any of the following shall constitute a default hereunder by Borrower:  (a) the nonpayment, within ten (10) business days after the date when due, of any principal or interest payment on this Note; or (b) any act of bankruptcy is committed, general assignment for the benefit of creditors is made, or any proceeding under any insolvency or bankruptcy law is filed by or against the Borrower.

Lender shall be entitled to exercise all rights conferred upon it in this Note in the event of a default including, without limitation, the option to declare all or part of this Note immediately due and payable. The acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount due shall be and continue to be an event of default, and at any time thereafter and until the entire amount due has been paid.

In the event Lender shall incur any attorneys’ fees, court costs or other costs or expenses enforcing the obligations of the Borrower under this Promissory Note, the Borrower shall pay all such attorneys fees, costs and expenses so incurred upon demand by Lender.  The remedies of the Lender under this Note are cumulative, are in addition to any other remedies provided for by law or in equity, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. All amounts due under this Note shall be paid without set-off, counterclaims or defenses of any kind.

6.           General.

Time is of the essence of this Note.  To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.  Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower.

Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to this Note and the transactions contemplated thereby.

The Original Note shall be returned to Borrower for cancellation in exchange for this Note.

7.           Governing Law; Jurisdiction and Venue.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.  JURISDICTION FOR ALL MATTERS ARISING OUT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN DALLAS COUNTY, TEXAS, AND BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF SUCH STATE AND FEDERAL COURTS AND AGREES AND CONSENTS NOT TO ASSERT IN ANY PROCEEDING, THAT ANY SUCH PROCESS IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREES TO A TRANSFER OF SUCH PROCEEDING TO THE COURTS SITTING IN DALLAS COUNTY, TEXAS.

IN WITNESS WHEREOF, the undersigned, being duly authorized, Borrower has executed this Amended and Restated Variable Amount Promissory Note on behalf of the Borrower effective as of the day and year first above written.

BORROWER:

UMTH LENDING COMPANY, L.P.

By: /s/__Connie Weaver_________

Its:  Vice President

EXHIBIT A
Description of Recourse Agreements

Borrower has agreed that if any residential mortgage or contract for deed that Lender acquires from Borrower on which the borrower has made fewer than 12 payments  is in default during the period ending with the 12th payment after Lender bought that residential mortgage or contract for deed, then Borrower shall buy that mortgage investment from Lender or its assignee at a price equal to the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts that Lender spent in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees.  Borrower may satisfy its obligations under the foregoing repurchase requirement by either:

(a) Assigning and transferring to Lender a replacement residential mortgage or contract for deed (the "Replacement Mortgage Investment"), provided: (i) the real property securing the Replacement Mortgage Investment, the creditworthiness of the obligor on the Replacement Residential Mortgage Investment and other general underwriting criteria are reasonably acceptable to Lender; and (ii) the value of the Replacement Residential Mortgage Investment at the date of transfer to Lender shall be computed by Lender in accordance with its then applicable pricing schedule for acquisition of such residential mortgages or contracts for deed, giving due regard to principal balance, interest rate, term, amortization and other general factors used by Lender for acquisition of residential mortgages at that time; or

(b) Payment by Borrower to Lender, on a month to month basis, of all lost interest, tax and insurance escrow payments, as well as any costs incurred by Lender related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including but not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and marketing  costs less any additional down payments or settlements received by Lender.

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